Exhibit 99.1

drugstore.com, inc. Completes Acquisition of International Vision Direct Corporation

BELLEVUE, Wash., Dec 9, 2003 — drugstore.com, inc. (Nasdaq:DSCM), the leading online retailer of health, beauty, wellness, personal care, and pharmacy products, today announced it has completed the acquisition of privately-held International Vision Direct Corporation. Vision Direct is a leading provider of contact lenses and vision accessories through its online sites at www.visiondirect.com, www.onestopcontacts.com, www.lensmart.com, and www.paylesscontacts.com.

Under the terms of the acquisition agreement, which was signed on November 3, 2003, drugstore.com, inc. will acquire Vision Direct for $10 million in cash and 6.8 million shares of common stock. The acquisition closed on December 8, 2003.

“This acquisition is even more significant given the recent passage of legislation requiring eye doctors to provide contact lens prescriptions to patients so they can shop around for the best prices,” said Kal Raman, president and CEO of drugstore.com, inc. “This legislation helps the 36 million consumers who wear contact lenses take advantage of substantial price savings offered by drugstore.com™ through Vision Direct.”

In addition to finalizing this acquisition, drugstore.com, inc. has entered into an agreement to become a direct retailer of Johnson & Johnson Vision Care, Inc. products. Johnson & Johnson Vision Care, Inc. is the leading manufacturer of disposable contact lenses. In order to become a direct retailer, Vision Direct demonstrated that they have met Johnson & Johnson Vision Care’s rigorous prescription verification requirements.

Also today, drugstore.com, inc. stated that it remains on track with the guidance it previously provided for the fourth quarter. With the acquisition of Vision Direct, furthermore, the company expects an additional $2.7 million to $3.0 million in anticipated fourth quarter revenue from Vision Direct’s operations during the last three weeks of the quarter, and anticipates a neutral to favorable impact on projected net GAAP loss, in the range of $0 to $75,000. Financial guidance for the 2004 fiscal year, including the projected impact of a full year’s revenues from Vision Direct, will be provided in conjunction with the company’s fourth quarter earnings call.

About drugstore.com, inc.

drugstore.com, inc. (Nasdaq:DSCM) is “Your Health & Beauty Superstore” and the leading online health, beauty, wellness, personal care, and pharmacy solution in the world. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

This press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “expects,” “believes,” “anticipates,” “intends,” “may,” “will,” “plan,” “continue,” “forecast,” “remains,” “would,” “should,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, consumer spending, the stock market, changes affecting the Internet, online retailing and advertising, the company’s limited operating history, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, risks related to systems interruptions, possible governmental regulation, and the ability to manage a rapidly growing business. Additional information, regarding factors that potentially could affect drugstore.com’s business, financial condition and operating results is included in drugstore.com’s periodic filings with the SEC on Forms 10-K and 10-Q. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.